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                                                                    Exhibit 15.2



(YAO LIANG LAW OFFICE LETTERHEAD)



Shanda Interactive Entertainment Limited
No. 1 Office Building
690 Bibo Road
Pudong New Area
Shanghai 201203
People's Republic of China

                                                                    May 27, 2005

Ladies and Gentlemen:

RE: SHANDA INTERACTIVE ENTERTAINMENT LIMITED

We hereby consent to the use of and references to our name under the captions "Risk Factors" and "Regulatory Matters" in the annual report on Form 20-F, filed by Shanda Interactive Entertainment Limited with the United States Securities and Exchange Commission on May 27, 2005 under the Securities Act of 1933, as amended.


Sincerely yours



Yao Liang Law Office
(COMPANY SEAL)
(YAO LIANG LAW OFFICE IN CHINESE CHARACTERS)
Yao Liang Law Office


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7/F, Huaxia Bank Tower, 256 Pudong (S) Road, Shanghai 200120, PRC
(ADDRESS IN CHINESE CHARACTERS)
Tel: (8621) 51150338   Fax: (8621) 51150051
E-mail: master@yaolianglaw.com
www.yaolianglaw.com